UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2004

Affirmative Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50795	75-2770432

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4450 Sojourn Drive, Suite 500, Addison,	75001
Texas

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	972-728-6300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release
Amended and Restated Declaration of Trust
Indenture
Guarantee Agreement

Item 1.01 Entry Into A Material Agreement

The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 21, 2004, Affirmative Insurance Holdings Statutory Trust I, a Delaware statutory trust (the “Trust”), the newly formed, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (“the Company”), issued $30,000,000 of trust preferred securities (the “Capital Securities”) in a private placement pursuant to an applicable exemption from registration. The Capital Securities mature on March 15, 2035, but may be redeemed at the Company’s option beginning on March 15, 2010. The Capital Securities require quarterly distributions by the Trust to the holder of the Capital Securities, initially at a fixed rate of 7.545% per annum for five years, and thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 3.60%. Distributions are cumulative and will accrue from the date of original issuance but may be deferred by the Company for up to 20 consecutive quarterly periods. The Company has irrevocably and unconditionally guaranteed the Capital Securities pursuant to a guarantee agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

The proceeds of the Capital Securities received by the Trust, along with proceeds of $928,000 received by the Trust from the issuance of common securities (the “Common Securities”) by the Trust to the Company, will be used to purchase $30,928,000 of the Company’s junior subordinated debt securities (the “Debt Securities”), issued pursuant to an indenture (the “Indenture”) entered into between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). The proceeds of the Debt Securities will be used to increase the Company’s policyholders surplus to approximately $135,000,000.

The Debt Securities mature on March 15, 2035, but the Company may redeem the Debt Securities, in whole or in part, beginning on March 15, 2010 in accordance with the provisions of the Indenture. The Debt Securities bear interest at a fixed rate of 7.545% per annum for five years, and thereafter at a variable rate which will reset quarterly at the three-month LIBOR rate plus 3.60%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by the Company for up to 20 consecutive quarterly periods.

Early Redemption. The Capital Securities and Debt Securities may be redeemed at the option of the Company beginning on March 15, 2010, and may be redeemed earlier following the occurrence of a Special Event. “Special Event” is defined in the transaction documents as either:

(i)	the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, regulatory procedure, notice or announcement

(an “Administrative Action”)) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that: (a) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debt Securities; (b) interest payable by the Company on the Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (c) the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of Trust Securities, more than a de minimis amount of other taxes (including withholding taxes), duties, assessments or other governmental charges; or

(ii)	the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Debt Securities.

Indenture Events of Default. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the Debt Securities outstanding have a right to accelerate payment of principal outstanding under the Debt Securities if an event of default occurs under the Indenture, which includes any one of the following events:

(a)	the Company defaults in the payment of any interest upon any Debt Securities when it becomes due and payable (unless the Company has elected to defer interest payments under the Indenture), and continuance of such default for a period of 30 days;

(b)	the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration pursuant the Indenture or otherwise;

(c)	failure of the Company to observe certain covenants under the Indenture for a period of 90 days after receipt of notice of such failure;

(d)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or orders the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(e)	the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(f)	the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debt Securities to holders of such Common Securities and Capital Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Common Securities and Capital Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Declaration of Trust among the Trustee, the Company and the administrators of the Trust (the “Declaration”).

Under the Declaration, any proceeds received by the Company upon payment or redemption of the Debt Securities will be used to redeem a pro rata amount of Capital Securities and Common Securities by the Trust.

The duration of the Trust will be 35 years, unless earlier dissolved.

The descriptions set forth above of the Capital Securities and Common Securities and the obligations of the Trust pursuant thereto are qualified in their entirety by reference to the Declaration that is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

The description set forth above of the Debt Securities and the obligations of the Company pursuant thereto is qualified in its entirety by reference to the Indenture that is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On December 21, 2004, Affirmative Insurance Holdings, Inc. issued a press release regarding the completion of a private placement by a newly formed Delaware trust subsidiary. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into any of Affirmative’s filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 - Press release dated December 21, 2004

Exhibit 99.2 - Amended and Restated Declaration of Trust of Affirmative Insurance Holdings Statutory Trust I dated as of December 21, 2004

Exhibit 99.3 - Indenture between Affirmative Insurance Holdings, Inc. and JPMorgan Chase Bank, N.A. dated as of December 21, 2004

Exhibit 99.4 - Guarantee Agreement by Affirmative Insurance Holdings, Inc. dated as of December 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affirmative Insurance Holdings, Inc.

December 27, 2004	By:	Timothy A. Bienek

Name: Timothy A. Bienek
Title: Executive Vice President and Chief Financial
Officer

Exhibit Index

Exhibit No.		Description
99.1	-	Press release dated December 21, 2004

99.2	-	Amended and Restated Declaration of Trust of Affirmative Insurance Holdings Statutory Trust I dated as of December 21, 2004

99.3	-	Indenture between Affirmative Insurance Holdings, Inc. and JPMorgan Chase Bank, N.A. dated as of December 21, 2004

99.4	-	Guarantee Agreement by Affirmative Insurance Holdings, Inc. dated as of December 21, 2004